UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHERN EXPLORATIONS LTD.

---------------------------

(Name of small business issuer in its charter)

NEVADA	1000	Applied For
State or jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Northern Explorations Ltd.

470 Granville Street, Suite 1120

Vancouver, B.C. V6C 1V5

Telephone:  604-713-8012

Facsimile: 604-713-8018

--------------------------------------------------------------

(Address and telephone number of principal executive offices)

Empire Stock Transfer Inc.

7251 West Lake Mead Blvd Suite 300

Las Vegas, NV 89128

Telephone: 702-562-4091

Facsimile: 702-562-4081

--------------------------------------------------------------

(Name, address and telephone number of agent for service)

Approximate date of

proposed sale to the public:

as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

| X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

|   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

|   |

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	DOLLAR AMOUNT TO BE REGISTERED	PROPOSED MAXIUM OFFERING PRICE PER SHARE (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	$254,000	$0.10	$254,000	$29.90

(1)

Based on the last sales price on January 17, 2004.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated May 19, 2005

PROSPECTUS

NORTHERN EXPLORATIONS LTD.

2,540,000 SHARES

COMMON STOCK

----------------

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

----------------

The purchase of the securities offered through this prospectus involves a high degree of risk.  SEE SECTION ENTITLED “RISK FACTORS” ON PAGES 6-10

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

----------------

The Date Of This Prospectus Is: May 19, 2005

Table Of Contents

Page
Summary	5
Risk Factors	6
- If we do not obtain additional financing, our business will fail	6
- Because we have not commenced business operations, we face a high risk of business failure	6
- Because of the speculative nature of explorations of mining properties, there is substantial risk that our business will fail	7
- We need to continue as a going concern if our business is to succeed. Our independent auditor has raised doubt about our ability to continue as a going concern	7
- Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business	7
- Even if we discover commercial reserves of precious metals on the Cade Property, we may not be able to successfully obtain commercial production	7
- Because our sole director owns 54.15% of our outstanding stock, they could control and make corporate decisions that may be disadvantageous to other minority stockholders	7
- Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail	8
- Because management has no technical experience in mineral exploration, our business has a high risk of failure	8
- If a market for our common stock does not develop, shareholders may be unable to sell their shares	8
- A purchaser is purchasing penny stock which limits the ability to sell stock	8
Use of Proceeds	8
Determination of Offering Price	9
Dilution	9
Selling Securityholders	9
Plan of Distribution	11
Legal Proceedings	12
Directors, Executive Officers, Promoters and Control Persons	12
Security Ownership of Certain Beneficial Owners and Management	13
Description of Securities	13
Interest of Named Experts and Counsel	14
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	15
Organization Within Last Five Years	15
Description of Business	15
Plan of Operations	19
Description of Property	19
Certain Relationships and Related Transactions	19
Market for Common Equity and Related Stockholder Matters	20
Executive Compensation	21
Financial Statements	21
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	33

Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Cade mineral claim located approximately 25 kilometers west northwest of Pemberton in south-western British Columbia, Canada. We acquired a 100% interest, subject to a 2.5% net smelter royalty, in the Cade claim from Gillian Wells of Tsawwassen, British Columbia.

Our objective is to conduct mineral exploration activities on the Cade claim in order to assess whether it possesses economic reserves of copper, zinc and silver.  We have not yet identified any economic mineralization on the Cade claim.  Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on November 17, 2004, under the laws of the state of Nevada.  Our principal offices are located at 470 Granville Street, Suite 1120, Vancouver, British Columbia Canada V6C 1V5.  Our telephone number is (604) 713-8010.

The Offering:

Securities Being Offered	Up to 2,540,000 shares of common stock.

Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price based upon the price of the last sale of our common stock to investors.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude when all of the 2,540,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of the shares.

Securities Issued and to be Issued	5,540,000 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet

March 31, 2005

Cash	$27,672
Total Assets	$27,672
Liabilities	$0
Total Stockholders’ Equity	$27,672

Statement of Operations

From Incorporation on

November 17, 2004 to March 31, 2005

Revenue	$ 0
Net Loss and Deficit	($4,328)

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete all intended exploration of the Cade claim, and therefore we will need to obtain additional financing in order to complete our business plan.  We currently do not have any operations and we have no income.  As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Cade claim.  While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which is estimated to cost $5,000 each, we will need additional funds to complete the phase three program, which is estimated in total to cost $40,000.  Even after completing these three phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  We do not currently have any arrangements for financing and may not be able to find such financing if required.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Cade claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We were incorporated on November 17, 2004 and to date have been involved primarily in organizational activities and the acquisition of the Cade claim.  We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses into the foreseeable future.  We recognize that if we are unable to generate significant revenues from development of the Cade Property and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote.  Exploration for minerals is a speculative venture necessarily involving substantial risk.  In all probability, the Cade claim does not contain any reserves and funds that we spend on exploration will be lost.  As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The report of our independent accountant to our audited financial statements for the period ended March 31, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.  Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE CADE CLAIM, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Cade claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing gold of commercial tonnage and grade, we will require additional funds in order to place the Cade claim into commercial production.  We may not be able to obtain such financing.

BECAUSE OUR SOLE DIRECTOR OWNS 54.15% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our director owns approximately 54.15% of the outstanding shares of our common stock.  Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Richard Novis, intends to devote approximately 15% of his business time providing his services to us.  While Mr. Novis presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Novis from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business.

BECAUSE OUR SOLE DIRECTOR HAS NO TECHNICAL EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our sole director has no technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine.  As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants.  As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry.  His decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  Our shares may never trade on the bulletin board.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act.  The shares will remain penny stock for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Please refer to the “Plan of Distribution” section for a more detailed discussion of penny stock and related broker-dealer restrictions.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price, based upon the price of the last sale of our common stock to investors.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 2,540,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and pursuant to a mineral Cade Property purchase agreement. The shares include the following:

1.

2,500,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on December 22, 2004;

2.

40,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 17, 2004;

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.

the number of shares owned by each prior to this offering;

2.

the total number of shares that are to be offered for each;

3.

the total number of shares that will be owned by each upon completion of the offering; and

4.

the percentage owned by each upon completion of the offering.

Name of Selling Stockholder	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering

Dimosthenis (Jimmy) Bekropoulos 1349 Shannon Avenue, SW Calgary, Alberta T2Y 2Z5	200,000	200,000	Nil	Nil
Rob Fetter 1918 34th Avenue, SW Calgary, Alberta T2T 2C1	200,000	200,000	Nil	Nil
William (Bill) Brown 73 Glamis Drive, Suite 308 Calgary, Alberta T3E 6R2	150,000	150,000	Nil	Nil
Tracy Hemeyer 2827 26th Street, SW Calgary, Alberta T3E 2B1	150,000	150,000	Nil	Nil
Tony Braile 2827 26th Street, SW Calgary, Alberta T3E 2B1	150,000	150,000	Nil	Nil

Kent Pozzo 30 Oakbury Place, SW Calgary, Alberta T2V 4A2	150,000	150,000	Nil	Nil
Dimos Bekropoulos 20 Woodfield Green, SW Calgary, Alberta T2W 3T9	100,000	100,000	Nil	Nil
Leith Rusnak 25 Bridlewood Crescent, SW Calgary, Alberta T2X 3N1	100,000	100,000	Nil	Nil
Stavroula M. Tsaprailis 5 Coach Court, SW Calgary, Alberta T3H 4P7	100,000	100,000	Nil	Nil
Tyler Tanner 2339 53rd Avenue, SW Calgary, Alberta, T3E 1L1	100,000	100,000	Nil	Nil
Lampros Tsaprailis 5 Coach Court, SW Calgary, Alberta T3H 4P7	100,000	100,000	Nil	Nil
Yulin Yang 342 15th Avenue SW, Suite 803 Calgary, Alberta	100,000	100,000	Nil	Nil
Kathy Tsambouris 48 Selkirk Drive, SW Calgary, Alberta T2W 0M2	100,000	100,000	Nil	Nil
George Liaridis 703 75th Avenue, NW Calgary, Alberta T2K 0R1	100,000	100,000	Nil	Nil
Toula Liaridis 703 75th Avenue, NW Calgary, Alberta T2K 0R1	100,000	100,000	Nil	Nil
Marge Rusnak 25 Bridlewood Crescent, SW Calgary, Alberta T2X 3N1	80,000	80,000	Nil	Nil
Andrew Austin 3029 27th Street, SW Calgary, Alberta T3E 2G6	80,000	80,000	Nil	Nil
Chad Rusnak 4975 130th Avenue SW, Ste 4319 Calgary, Alberta T2Z 4M5	75,000	75,000	Nil	Nil
Nabil Shlah 640 Strathcona Drive, SW Calgary, Alberta T3H 1K4	75,000	75,000	Nil	Nil
Chad Hason 3029 27th Street, SW Calgary, Alberta T3E 2G6	70,000	70,000	Nil	Nil
Nick Bekos 20 Woodfield Green, SW Calgary, Alberta T2W 3T9	50,000	50,000	Nil	Nil
John Rudin 101 Cougarstone Manor, SW Calgary, Alberta T3H 5N5	50,000	50,000	Nil	Nil
Heather Williams 215 86th Avenue SE, Suite 1206 Calgary, Alberta T2J 4H1	50,000	50,000	Nil	Nil
Matthew Leith 484 Queen Charlotte Road, SE Calgary, Alberta	40,000	40,000	Nil	Nil
Leah Rusnak 91 Woodborough Crescent, SW Calgary, Alberta T2W 5A1	30,000	30,000	Nil	Nil

Charles Kayihura 351 West Ranch Place, SW Calgary, Alberta T3H 5C3	10,000	10,000	Nil	Nil
Dana Peck 56 Woodstock Road, SW Calgary, Alberta T2W 5W2	10,000	10,000	Nil	Nil
Dina Hasapes 351 West Ranch Place, SW Calgary, Alberta T3H 5C3	10,000	10,000	Nil	Nil
Wenhui Ruan 1340 University Drive, NW Calgary, Alberta T2N 3Y7	10,000	10,000	Nil	Nil

Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 5,540,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)

has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)

has ever been one of our officers or directors; or

(3)

is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors.  The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock.  These are estimated to be $7,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.

Not engage in any stabilization activities in connection with our common stock;

2.

Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.

Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask"  prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

details of the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Directors:

Name of Director	Age
Richard Novis	55

Executive Officers:

Name of Officer	Age	Office
Richard Novis	55	President, Secretary, Treasurer and Chief Executive Officer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Richard Novis has acted as our president, secretary, treasurer, chief executive officer and as a director since our incorporation on November 17, 2004.  Mr. Novis is a graduate of the Burnaby based British Columbia Institute of Technology where he earned a diploma in financial administration.  He also completed additional courses in economics, marketing and human resources at the University of British Columbia in Vancouver and Simon Fraser University in Burnaby.  From 1999 to present, Mr. Novis has acted as managing director of Micro Cap et al, a private Vancouver, British Columbia based business involved in providing marketing, promotion and investor relations services to private and reporting companies.   He also acts as president of International Oil & Gas Inc., a United States reporting company involved in oil and gas exploration.

Mr. Novis does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Novis intends to devote approximately 15% of his business time to our affairs.

Term of Office

Our sole director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our sole officer is appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common stock	Richard Novis	3,000,000	54.15%
Common stock	All officers and directors as a group that consists of one person	3,000,000	54.15%

The percent of class is based on 5,540,000 shares of common stock issued and outstanding as of the date of this prospectus.

Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of May 19, 2005, there were 5,540,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant.  Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Joseph I. Emas has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Armando C. Ibarra, Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

Organization Within Last Five Years

We were incorporated on November 17, 2004 under the laws of the state of Nevada.  On that date, Richard Novis was appointed as our sole director.  As well, Mr. Novis was appointed as our president, secretary, treasurer and chief executive officer.

Description Of Business

In General

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover.  We own a 100% beneficial interest in one mineral claim known as the Cade claim. There is no assurance that a commercially viable mineral deposit exists on the Cade claim.  We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases.  Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration.  We have not yet commenced the initial phase of exploration on the Cade claim.  Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program.  Our director will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Cade claim in order to ascertain whether it possesses economic quantities of copper, zinc and silver.  There can be no assurance that an economic mineral deposit exists on the Cade claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Cade claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Cade Claim Purchase Agreement

On January 4, 2005, we entered into a mineral purchase and sale agreement with Gillian Wells of Tsawassen, British Columbia, whereby she sold to us a 100% undivided right title and interest in one mineral claim, subject to a 2.5% net smelter royalty, located in the Lillooet Mining Division of British Columbia, Canada.  A net smelter royalty is the amount of money that we would receive from the sale of minerals from the property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. We acquired this interest in the Cade claim by paying Gillian Wells $2,500.

Description, Location and Access

The Cade claim is located south of Lillooet River approximately 25 kilometres west northwest of Pemberton in southwestern British Columbia.  It lies just off a paved highway immediately south of the Pemberton Meadows on Lillooet River, in British Columbia’s southern Coast Mountains.  The property is approximately 115 kilometres north of Vancouver.  It can be accessed by two wheel drive vehicle in about three hours from Vancouver via the Sea-to-Sky Highway 99: north along Howe Sound from Vancouver’s North Shore to Squamish, and then through the winter resort town of Whistler to Pemberton.  Pemberton is a fully-serviced community of some 3,000 people and through which the BC Rail mainline runs as does major power transmission.  Local access to the property is only practical via helicopter, but a year-round helicopter base in nearby Pemberton is only 15 minutes flight-time away.  Lillooet River is at an elevation of about 850 feet, and the ridge tops and peaks near the east side of the property are in excess of 7,000 feet, so the intervening slopes are commonly steep.  Lower slopes heavily forested and mantled by thick glacial drift, although local cliffs and creek canyons afford good rock exposure.  On the higher slopes, the tree line varies in elevation from about 5,000 to 6,000 feet, and bedrock exposure is generally excellent.

The vegetation of the Cade claim is typical rain forest found in the coastal-interior ranges of British Columbia.  There is a mix of cedar, hemlock, spruce trees with alder, willow and cottonwood on old roads and poorly drained areas.  Undergrowth brush is typical with salal, devil’s club and assorted berry bushes.  Climate is subtly changed from the lower mainland area with longer, colder winters and warmer summers.  The most snow observed on the tops of the hills was four meters in late January.

Title to the Cade Claim

The Cade property consists of one mineral claim comprising 500 hectares.  A “mineral claim” refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals.  Title to the Cade claim is registered in the name of Gillian Wells.  She has provided us with a absolute bill of sale with respect to the property.

Claim details are as follows:

Claim Name	Record Number	Expiry Date
Cade	414552	August 18, 2005

The claim was created on August 28, 2004 and is in good standing until August 28, 2005.  This means that the claim will expire on August 28, 2005 unless we complete at least $100 worth of exploration work on the claim by that date.  If this required exploration work is incurred, then the deadline is extended to August 28, 2006.  In subsequent years, we must spend at least $200 on the claim to extend the expiry date by one year.

Mineralization

The area of the Cade claim is mapped as being underlain by Cretaceous – Jurassic Age plutonic rocks, that is, rocks that vary from 65 to 206 million years old.  Plutonic rocks are created when a mass of molten rock cools below the earth’s surface.  Volcanic boulders containing sulphides were located in drainages south of the claim probably represent rock types on the claim.  Sulphides are compounds containing sulphur and one additional element, which are often associated with valuable mineralization.

Exploration History

The Cade clam was staked following initial field investigations that discovered mineralized boulders down slope from the property.  Several unexplained stream sediment anomalies are also present throughout the drainages in the area of the claim.  Extensive research uncovered no previous property-scale work that had been done in the immediate area of the claim.

Geological Report

We retained Mr. George Nicholson, a professional geologist, to complete an evaluation of the Cade claim and to prepare a geology report on the claim.

Based on his review, Mr. Nicholson concludes that the Cade claim warrants further exploration due to the geochemistry and inferred geological continuity, as well as the lack of previous exploration.

Mr. Nicholson recommends an initial exploration program consisting of two phases.  The first phase would consist of geological mapping, prospecting and geochemical sampling.  Geological mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work.  Prospecting involves analyzing rocks on the property surface with a view to discovering indications of potential mineralization.  Geochemical sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization.  All samples gathered are sent to a laboratory where they are crushed and analysed for metal content.

The first phase is estimated to cost $5,000 as described below.

Budget – Phase I

Geologist Geotechnician Equipment rental	3 days @ $400/day 3 days @ $350/day 1 x 4 wheeldrive vehicle Fuel, Food, Field Supplies Assays 20 @ $20 each Helicopter 1 hour @ $1,000 Report Filing Fees	$ 1,200 $ 1,050 $ 300 $ 400 $ 400 $ 1,000 $ 500 $ 150
Total		$ 5,000

The second phase would consist of a follow-up of the initial stage geological mapping and include a detailed geology.  The second phase would cost approximately $5,000 as outlined below.

Budget – Phase II

Follow-up Geochemical Sampling and Detailed Geology	$ 5,000

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater.  Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

-

Water discharge will have to meet water standards;

-

Dust generation will have to be minimal or otherwise re-mediated;

-

Dumping of material on the surface will have to be re-contoured and re-vegetated;

-

An assessment of all material to be left on the surface will need to be environmentally benign;

-

Ground water will have to be monitored for any potential contaminants;

-

The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

-

There will have to be an impact report of the work on the local fauna and flora.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it.  We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Cade claim consisting of a geological mapping, prospecting and geochemical sampling.  We anticipate that these exploration programs will each cost approximately $5,000.  To date, we have not commenced exploration on the Cade claim.

We plan to commence the phase one exploration program on the Cade claim in the summer of 2005.  The program should take approximately up to a one month to complete.  We will then undertake the phase two work program during the autumn of 2005.  This program will take approximately one month to complete.  We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for this exploration program.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $25,000.

While we have enough funds to cover these anticipated expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Cade claim following the completion of the phase two program.  We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans.    We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through March 31, 2005

We have not earned any revenues from our incorporation on November 17, 2004 to March 31, 2005.  We do not anticipate earning revenues unless we enter into commercial production on the Cade claim, which is doubtful.  We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Cade claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $4,328 for the period from our inception on November 17, 2004 to March 31, 2005. These operating expenses were comprised of mineral property acquisition costs of $2,500, general and administration expenses of $1,700 and bank fees $128.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We own the mineral exploration rights relating to the Cade mineral claim.  We do not own any real property interest in the Cade claim or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*

Any of our directors or officers;

*

Any person proposed as a nominee for election as a director;

*

Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*

Our sole promoter, Richard Novis;

*

Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 30 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public after December 7, 2005 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.

1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 55,400 shares as of the date of this prospectus; or

2.

the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.

we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on November 17, 2004 to March 31, 2005 and the subsequent period to the date of this prospectus.

Annual Compensation

Name	Title	Year	Salary	Bonus	Other Comp.	Restr Stock Awarded	Options/SARS (#)	LTP payouts ($)
Richard Novis	Pres, Sec, Treas, CEO, & Dir	2005	$0	0	0	0	0	0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers.  We do not pay Mr. Novis any amount for acting as a director of the Company.

Financial Statements

Index to Financial Statements:

1.

Report of Independent Registered Public Accounting Firm;

2.

Audited financial statements for the period ending March 31, 2005, including:

a.

Balance Sheets;

b.

Statements of Operations;

c.

Statements of Stockholders’ Equity;

d.

Statements of Cash Flows; and

e.

Notes to Financial Statements

NORTHERN EXPLORATIONS LTD.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

MARCH 31, 2005

A	C	I	ARMANDO C. IBARRA Certified Public Accountants A Professional Corporation

Armando C. Ibarra, C.P.A. Armando Ibarra, Jr., C.P.A., JD	Members of the California Society of Certified Public Accountants Members of the American Institute of Certified Public Accountants Registered with the Public Company Accounting Oversight Board

To the Board of Directors of

Northern Explorations, LTD.

(An Exploration Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Northern Explorations, LTD. (An Exploration Stage Company) as of March 31, 2005, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period of November 17, 2004 (inception) through March 31, 2005 (year-end).  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated).  These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2005, and the results of its operations and its cash flows for the period of November 17, 2004 (inception) through March 31, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  Because of the Company’s current status and limited operations there is substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to its current status are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

____________________________

Armando C. Ibarra, CPA

Chula Vista, Ca.

May 5, 2005

NORTHERN EXPLORATIONS LTD.

(a Development Stage Company)

BALANCE SHEETS

ASSETS

March 31
2005

Current Assets
Cash	$27,672

Total Current Assets	$27,672

Total Assets	$27,672

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
$0

Total Current liabilities	$0

Total Liabilities	$0

Stockholders' Equity (deficit)

Share Capital - Common stock (Note 4)
Authorized 75,000,000 shares with par value $0.001
Issued and outstanding 5,540,000 shares	$5,540

Additional paid-in capital	$26,460

(Deficit) accumulated during development stage	-$4,328

Total stockholders' equity (deficit)	$27,672

Total liabilities and stockholders' equity (deficit)	$27,672

The accompanying notes are an integral part of these financial statements.

NORTHERN EXPLORATIONS LTD.

(a Development Stage Company)

STATEMENTS OF OPERATIONS

11/17/2004
(Inception)
to
Year Ended
3/31/05

Revenue	$0

Total revenue	$0

Expenses

Mineral Property Option Payments (Note 3)	$2,500
General and administrative expenses	$1,700
Bank fees	$128

Total operating expenses	$4,328

Net (loss)	-$4,328

Net (loss) per share - basic and fully diluted	$0.0008

Weighted average number of common shares
outstanding - basic and fully diluted	5,540,000

The accompanying notes are an integral part of these financial statements.

NORTHERN EXPLORATIONS LTD.

(a Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Common Stock

	Issued	Amount	Additional Paid-In Capital	(Deficit) Accumulated During Development Stage	Total Stockholders' Equity (Deficit)

December 2004
12/7/04 Founders shares issued at $0.001 for cash	3,000,000	$3,000	$0		$3,000
12/22/04 Private Placement issued at $0.01 for cash	2,500,000	$2,500	$22,500		$25,000

January 2005
1/4/05 Private Placement issued at $0.10 for cash	40,000	$40	$3,960		$4,000

Net (loss)
November 17, 2004 (Inception) to March 31, 2005			-$4,328	-$4,328

Balance Year End March 31, 2005	5,540,000	$5,540	$26,460	-$4,328	$27,672

The accompanying notes are an integral part of these financial statements.

NORTHERN EXPLORATIONS LTD.

(a Development Stage Company)

STATEMENTS OF CASH FLOWS

11/17/2004
(Inception)
to
Year Ended
3/31/05

Cash flows from operating activities

Net (loss)	-$4,328

Net cash (used) by operating activities	-$4,328

Cash flows from financing activities

Issuances of common stock	$32,000

Net increase (decrease) in cash	$27,672

Cash beginning	$0

Cash ending	$27,672

Supplemental disclosures

Interest paid	-
Income taxes paid	-

The accompanying notes are an integral part of these financial statements.

NORTHERN EXPLORATIONS LTD.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(Stated in U.S. Dollars)

1.

NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada on November 17, 2004, and its year end is March 31st.  The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard (“SFAS”) No. 7. The Company has acquired a mineral property located in the Nicola Mining Division, British Columbia, Canada, and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company’s interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $4,328 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.  Management has plans to seek additional capital through a private placement and public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.  Actual results may vary from these estimates.

NORTHERN EXPLORATIONS LTD.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

(Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Mineral Property Costs

The Company has been in the exploration stage since its formation on November 17, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

b)

Use of Estimates and Assumptions

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

c)

Financial Instruments

The carrying value of cash, and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. The Company’s operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company’s financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

NORTHERN EXPLORATIONS LTD.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

 (Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

d)

Environmental Costs

Environmental expenditures that relate to current operations are charged to operations or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are charged to operations. Liabilities are recorded when environmental assessments and/or remedial efforts are probable, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company’s commitments to plan of action based on the then known facts.

e)

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with SFAS No. 109 – “Accounting for Income Taxes”.  This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)

Basic and Diluted Net Loss Per Share

The Company reports basic loss per share in accordance with SFAS No. 128 – “Earnings Per Share”.  Basic loss per share is computed using the weighted average number of common stock outstanding during the period.  Diluted loss per share is computed using the weighted average number of common and potentially dilutive common stock outstanding during the period.  As the Company generated net losses in the period presented, the basic and diluted loss per share is the same, as any exercise of options or warrants would be anti-dilutive.

g)

Comprehensive Loss

SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at March 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

NORTHERN EXPLORATIONS LTD.

 (An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

 (Stated in U.S. Dollars)

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

h)

Cash and Cash Equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  At March 31, 2005, the Company had no cash equivalents.

i)

New Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, could have a material effect on the accompanying financial statements.

3.

MINERAL PROPERTY

Pursuant to a mineral property option agreement dated January 4, 2005, the Company was granted an option to acquire the sole and exclusive right, privilege and option to explore the claim together with the sole and exclusive right, privilege and option to purchase a 90% interest in the Cade Claim located in the Nicola Mining Division, British Columbia, Canada, for:

a)

Cash Payments

Cash payment of $2,500 by March 31, 2005 (paid on March 17, 2005).

b)

Expenditure Commitments

Expenditures for exploration and development work on the Claim totaling at least $15,000 by December 31, 2006, which work shall be conducted by the Company under the direction of a qualified geologist or project engineer, as follows:

-

$5,000 in expenditures on the Claim by December 31, 2005; and

-

an additional $10,000 in expenditures on the Claim by December 31, 2006.

NORTHERN EXPLORATIONS LTD.

(An Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2005

 (Stated in U.S. Dollars)

3.

MINERAL PROPERTY (Continued)

c)

Assessment Work

All Claim payments and assessment work required to keep the Claim and this Option in good standing during the term of this Agreement.

4.

SHARE CAPITAL

On December 7, 2004, the Company sold 3,000,000 shares of its common stock at $0.001 per share.  On December 22, 2004, the Company sold 2,500,000 shares of its common stock at $0.01 per share.  On January 17, 2005, the Company sold 40,000 shares of its common stock at $0.10 per share.

At March 31, 2005, there were no outstanding stock options or warrants.

5.

INCOME TAXES

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has incurred net operating losses of $4,328 which expire in 2025. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured that it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at March 31, 2005, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net operating loss	$4,328
Statutory tax rate	34%
Effective tax rate	-
Deferred tax asset	$1,471
Valuation allowance	(1,471)

Net deferred tax asset	$-

Changes In And Disagreements With Accountants on Accounting and

Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$ 29.90
Transfer Agent fees	$ 1,000.00
Accounting and auditing fees and expenses	$ 3,000.00
Legal fees and expenses	$ 1,500.00
Edgar filing fees	$ 1,500.00
Total	$7,029.90

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 3,000,000 shares of our common stock at a price of $0.001 per share to our president, Richard Novis, on December 7, 2004.  The total amount received from this offering was $3,000.  These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,500,000 shares of our common stock at a price of $0.01 per share to a total of twenty-five purchasers on December 22, 2004.  The total amount received from this offering was $9,000.  These shares were issued pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Dimosthenis (Jimmy) Bekropoulos	200,000
Rob Fetter	200,000
William (Bill) Brown	150,000
Tracy Hemeyer	150,000
Tony Braile	150,000
Kent Pozzo	150,000
Dimos Bekropoulos	100,000
Leith Rusnak	100,000
Stavroula M. Tsaprailis	100,000
Tyler Tanner	100,000
Lampros Tsaprailis	100,000
Yulin Yang	100,000
Kathy Tsambouris	100,000
George Liaridis	100,000
Toula Liaridis	100,000
Marge Rusnak	80,000
Andrew Austin	80,000

Chad Rusnak	75,000
Nabil Shlah	75,000
Chad Hason	70,000
Nick Bekos	50,000
John Rudin	50,000
Heather Williams	50,000
Matthew Leith	40,000
Leah Rusnak	30,000

We completed an offering of 40,000 shares of our common stock at a price of $0.10 per share to a total of four purchasers on January 17, 2004.  The total amount received from this offering was $4,000.  We completed this offering pursuant to Regulation S of the Securities Act.  The purchasers in this offering were as follows:

Name of Subscriber	Number of Shares
Charles Kayihura	10,000
Dana Peck	10,000
Dina Hasapes	10,000
Wenhui Ruan	10,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

Exhibits

Exhibit

Number             Description

3.1

Articles of Incorporation

3.2

Bylaws

5.1

Legal opinion of Joseph I. Emas, with consent to use

10.1

Mineral property option agreement dated January 4, 2005

23.1

Consent of Armando C. Ibarra, Certified Public Accountants

23.2

Consent of George Nicholson, professional geologist, with consent to use

99.1

Location map

The undersigned registrant hereby undertakes:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a.

include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.

reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration Statement; and

c.

include any additional or changed material information on the plan of distribution.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on May 19, 2005.

Northern Explorations Ltd.

By: /s/ Richard Novis
Richard Novis
President, Secretary, Treasurer, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Richard Novis Richard Novis	President, Secretary, Treasurer, Chief Executive Officer, principal accounting officer, principal financial officer and Director	May 19, 2005